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                                                                    EXHIBIT 23-B





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 1995, included in The Columbia Gas System, Inc.'s 1994 Annual Report on Form 10-K, into the following previously filed registration statements:

     1.   Form S-8 of The Columbia Gas System, Inc. (File No. 33-10004)

     2.   Form S-8 of The Columbia Gas System, Inc. (File No. 33-42776)





                                         ARTHUR ANDERSEN LLP




New York, New York
March 6, 1995